UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 12 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2002

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16505 SW 72nd Avenue
Portland, Oregon 97224
(503) 684-3731
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 4.    Changes in Registrant’s Certifying Accountant

On May 20, 2002, FLIR Systems, Inc. (the “Company”) dismissed Arthur Andersen LLP (“Andersen”) as its independent auditors. This action was approved by the Board of Directors and the Audit Committee of the Board of Directors. The audit reports of Andersen on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2000 and 2001 did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 2000 and 2001, and the subsequent interim period through May 20, 2002, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused them to make a reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 20, 2002 the Company engaged KPMG LLP (“KPMG”) as its new independent auditors. The decision to change accounting firms was approved by the Company’s Board of Directors and the Audit Committee of the Board of Directors. During the years ended December 31, 2000 and 2001, and the subsequent interim period through May 20, 2002, the Company did not consult with KPMG regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has requested that Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements contained herein. A copy of such letter dated May 20, 2002 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits

(a)  Financial Statement of Business Acquired.

Not applicable.

(b)  Pro Forma Financial Statements

Not applicable.

(c)  Exhibits

16.1  Letter from Arthur Andersen LLP regarding a change in certifying accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 28, 2002.

FLIR SYSTEMS, INC. (Registrant)

/s/ STEPHEN M. BAILEY
Stephen M. Bailey Senior Vice President and Chief Financial Officer

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